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                                                                    Exhibit 99.1

       Consent to be Named as a Director of Merkert American Corporation
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     I hereby consent to be named as a person to become a director of Merkert
American Corporation, a Delaware corporation (the "Company"), in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission with respect to the public offering of Common Stock of the Company.



                                                        /s/ Edward P. Grace
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                                                        Name: Edward P. Grace
                                                        Date: May 19, 1998